UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2005

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreements

On November 9, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of KMG America Corporation (“KMG America”) reviewed and recommended one year extensions of the employment agreements of the following officers of KMG America and its wholly-owned subsidiary, Kanawha Insurance Company (“Kanawha”):

Scott H. DeLong III	Senior Vice President and Chief Financial Officer of KMG America
Thomas S. Sass	Senior Vice President, Underwriting/Risk Management of KMG America
Paul F. Kraemer	Senior Vice President, Sales of KMG America
Paul P. Moore	Senior Vice President, Sales of KMG America
James E. Nelson	Senior Vice President, General Counsel and Secretary of KMG America
Stanley D. Johnson	Chairman and Chief Executive Officer of Kanawha
R. Dale Vaughan	President of Kanawha
Robert E. Matthews	Executive Vice President, Chief Financial Officer and Treasurer of Kanawha

The recommended extensions were approved by KMG America’s Board of Directors on November 9, 2005. The one year extensions result in the term of each employment agreement being extended through December 31, 2008. The employment agreement of Kenneth U. Kuk, Chairman and Chief Executive Officer of KMG America, automatically extends by one month on the first calendar day of each month, unless KMG America or Mr. Kuk provide the other with 90 days’ prior written notice of non-renewal.

2005 Incentive Compensation Plan

On November 9, 2005, the Compensation Committee reviewed KMG America’s 2005 Incentive Compensation Plan (the “2005 Plan”) for management and recommended to KMG’s Board of Directors that it approve the 2005 Plan. The 2005 Plan was approved by KMG America’s Board of Directors on November 9, 2005. The 2005 Plan is not set forth in a written agreement.

The 2005 Plan is intended to reward management for achieving performance goals that promote increased earnings. The performance goals established for the 2005 Plan recognize that since KMG America began its operations in December 2004, it has been operating under a transitional business plan under which it has been focused on creating a national worksite marketing and insurance business out of the regionally based insurance operation of Kanawha, KMG America’s primary operating subsidiary, which was acquired in December of 2004. The performance goals established for the 2005 Plan are designed to reward each participant based on KMG America’s financial performance and achievement of initiatives that will result in KMG America’s transition to a national worksite marketing and insurance business. Performance goals under the 2005 Plan relate to sales; product development; expanding sales, third party administrator, financial and actuarial capabilities; meeting financial reporting and Sarbanes-Oxley compliance schedules and cost targets; investment management; management of the long term care insurance block of business and acquired business blocks; and certain integration initiatives. The Board of Directors has discretion to set the relative weightings of the goals. All members of the senior management team have the same performance goals.

The maximum amount available for incentive payments under the 2005 Plan will be determined by the Board of Directors based on certain financial measurements, including return on equity and earnings per share. The Compensation Committee and Board of Directors will determine the amount of any award paid to KMG America’s Chief Executive Officer, and the Chief Executive Officer is authorized, with concurrence of the Compensation Committee and Board of Directors, to make awards to eligible participants under the 2005 Plan. The Chief Executive Officer is eligible for an award ranging from 0% to 200% of annual base salary, and the eight other members of the senior management team are eligible for awards ranging from 0% to 100% of annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG AMERICA CORPORATION
(Registrant)

Date: November 15, 2005	By:	/s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel & Secretary